UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2017

Reynolds American Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (336) 741 2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Reynolds American Inc., referred to as RAI, entered into an indenture, dated as of May 31, 2006, as supplemented, referred to as the RAI Indenture, with The Bank of New York Mellon Trust Company, N.A., as trustee, and certain subsidiaries of RAI as guarantors. There is approximately $12.7 billion aggregate principal amount of unsecured RAI debt securities, referred to as the RAI Notes, outstanding under the RAI Indenture.

In addition, RAI’s indirect, wholly owned subsidiary, R. J. Reynolds Tobacco Company, referred to as RJRT, is the issuer (as a successor to Lorillard Tobacco Company) under an indenture dated June 23, 2009, as supplemented, referred to as the RJRT Indenture, with The Bank of New York Mellon Trust Company, N.A., as trustee, and RAI and R.J. Reynolds Tobacco Holdings, Inc., a direct, wholly owned subsidiary of RAI, referred to as RJR, as guarantors. There is approximately $284 million aggregate principal amount of unsecured RJRT debt securities, referred to as the RJRT Notes, outstanding under the RJRT Indenture.

On July 25, 2017, British American Tobacco p.l.c., referred to as BAT, became a guarantor, on an unsecured basis, of the RAI Notes under the RAI Indenture pursuant to the Sixth Supplemental Indenture thereto, and became a guarantor of the RJRT Notes under the RJRT Indenture pursuant to the Ninth Supplemental Indenture thereto and a related Guarantee Agreement.

The foregoing description of the guarantees of the RAI Notes and RJRT Notes does not purport to be a complete description and is qualified in all respects by reference to the complete text of the Sixth Supplemental Indenture to the RAI Indenture, the Ninth Supplemental Indenture to the RJRT Indenture and the Guarantee Agreement related thereto, which are filed as Exhibits 4.2, 4.3 and 4.4 hereto, respectively, and are incorporated by reference herein.

The trustee under the RAI and RJRT Indentures, The Bank of New York Mellon Trust Company, N.A., or its affiliates have engaged in, and may in the future engage in, commercial or investment banking, corporate trust or other commercial dealings in the ordinary course of business with RAI or its affiliates. Such trustee or its affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Credit Agreement and Related Subsidiary Guarantee Agreements

As previously reported, RAI entered into a credit agreement, dated as of December 18, 2014, among RAI, as borrower, the various agents thereunder and the lenders party thereto from time to time, as amended, referred to as the Credit Agreement. RAI’s obligations under the Credit Agreement were guaranteed by certain subsidiaries of RAI pursuant to subsidiary guarantee agreements.

In connection with the closing of the Merger described in Item 2.01 below, RAI terminated the Credit Agreement on July 25, 2017. No borrowed amounts nor letters of credit were outstanding under the Credit Agreement as of such date. The subsidiary guarantee agreements and the guarantees provided thereby automatically terminated as a result of the termination of the Credit Agreement.

Termination of Guarantees of RAI Notes

The RAI Notes were guaranteed by the same subsidiaries that guaranteed the Credit Agreement. The RAI Indenture provides that a guarantor that is released from its guarantee of the Credit Agreement (or any successor) will also be released from its guarantee of the RAI Notes. Consequently, in connection with the termination of the Credit Agreement, the guarantees of the RAI Notes of the following RAI subsidiaries were automatically released on July 25, 2017: American Snuff Company, LLC, Conwood Holdings, Inc., Lorillard Licensing Company LLC, Reynolds Finance Company, Reynolds Innovations Inc., R. J. Reynolds Global Products, Inc., R. J. Reynolds Tobacco Co., RJRT, RAI Services Company, Rosswil LLC and Santa Fe Natural Tobacco Company, Inc.

Although the guarantee of RAI’s direct, wholly owned subsidiary, RJR, was automatically released, it was simultaneously replaced by a new guarantee pursuant to the Fifth Supplemental Indenture to the RAI Indenture, dated as of July 25, 2017, in order to comply with a covenant of the RAI Indenture. The foregoing description of RJR’s guarantee of the RAI Notes does not purport to be a complete description and is qualified in all respects by reference to the complete text of the Fifth Supplemental Indenture to the RAI Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

The information set forth in the fifth paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported on January 16, 2017, RAI, BAT, BATUS Holdings Inc., an indirect, wholly owned subsidiary of BAT, referred to as BATUS, and Flight Acquisition Corporation, an indirect, wholly owned subsidiary of BAT, referred to as Merger Sub, entered into an Agreement and Plan of Merger, as it and the plan of merger contained therein were amended as of June 8, 2017, referred to as the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub would merge with and into RAI, referred to as the Merger, with RAI surviving as an indirect, wholly owned subsidiary of BAT.

On July 25, 2017, referred to as the Closing Date, pursuant to the Merger Agreement, Merger Sub merged with and into RAI, with RAI surviving as an indirect, wholly owned subsidiary of BAT. Prior to the closing of the Merger, BAT owned approximately 42% of RAI’s outstanding common stock, par value $0.0001 per share, referred to as RAI common stock, through its wholly owned subsidiaries.

Pursuant to the terms of the Merger Agreement and at the effective time of the Merger, referred to as the Effective Time, each share of RAI common stock (other than shares of RAI common stock owned by BAT and its subsidiaries or excluded holders (as defined in RAI’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission, referred to as the SEC, on June 14, 2017)), was automatically converted into the right to receive (1) a number of BAT American depositary shares, referred to as BAT ADSs, representing 0.5260 of an ordinary share, nominal value 25 pence, of BAT, referred to as a BAT ordinary share, plus (2)

$29.44 in cash, without interest, collectively referred to as the Merger Consideration. No fractional BAT ADSs were issued in the Merger, and RAI shareholders will receive cash in lieu of any fractional BAT ADSs. Based on the per share closing price of a BAT ADS of $69.25, as quoted on NYSE American (formerly known as NYSE MKT) on July 24, 2017 at the time of NYSE American market close, the implied per share value of the Merger Consideration was approximately $65.87.

Following the closing of the Merger, the shares of RAI common stock, which previously traded under the ticker symbol “RAI” on the New York Stock Exchange, referred to as the NYSE, were suspended from trading on the NYSE and are in the process of being formally delisted from the NYSE.

The foregoing description of the Merger and the Merger Agreement does not purport to be a complete description and is qualified in all respects by reference to the Merger Agreement, which was filed as Exhibit 2.1 to RAI’s Current Report on Form 8-K filed with the SEC on January 17, 2017, and is incorporated by reference herein, and the Amendment to Agreement and Plan of Merger, which was filed as Exhibit 2.1 to RAI’s Current Report on Form 8-K filed with the SEC on June 8, 2017, and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, RAI notified the NYSE that each share of RAI common stock (other than shares of RAI common stock owned by BAT and its subsidiaries or excluded holders) was automatically converted into the right to receive the Merger Consideration, as described in Item 2.01 above. All shares of RAI common stock, which traded under the symbol “RAI”, were suspended from trading on the NYSE prior to the opening of trading on July 25, 2017. RAI has requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of RAI common stock from the NYSE and the deregistration of RAI common stock under Section 12(b) of the Securities Exchange Act of 1934, referred to as the Exchange Act. The NYSE filed the Form 25 with respect to RAI common stock on July 25, 2017. RAI intends to file a Form 15 with the SEC with respect to RAI common stock, requesting the termination of registration under Section 12(g) of the Exchange Act and suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

Conversion of RAI Common Stock

As described in Item 2.01 above, pursuant to the terms of the Merger Agreement and at the Effective Time, each share of RAI common stock (other than shares of RAI common stock owned by BAT and its subsidiaries or excluded holders) was automatically converted into the right to receive the Merger Consideration, as further described above in Item 2.01. At the Effective Time, RAI shareholders immediately prior to the Effective Time (other than BAT and its subsidiaries or excluded holders) ceased to have any rights as RAI shareholders other than the right to receive the Merger Consideration.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Equity-Based Compensation

Pursuant to the Merger Agreement, at the Effective Time, RAI’s equity-based compensation awards were cancelled and converted into the right to receive either (1) the Merger Consideration, (2) a cash payment in an amount equal to the value of the Merger Consideration or (3) in the case of each Rollover RSU (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time, either (a) a restricted stock unit of BAT or (b) a performance-based stock unit of BAT, as applicable, with respect to a target number of BAT ADSs determined by multiplying the target number of shares of RAI common stock subject to such Rollover RSU prior to the Effective Time by the RSU Exchange Ratio (as defined in the Merger Agreement), subject in each case to any required withholding taxes.

The foregoing description of certain compensation and benefit arrangements made in connection with the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to RAI’s Current Report on Form 8-K filed with the SEC on January 17, 2017, and is incorporated by reference herein, and the Amendment to Agreement and Plan of Merger, which was filed as Exhibit 2.1 to RAI’s Current Report on Form 8-K filed with the SEC on June 8, 2017, and is incorporated by reference herein.

Guarantees

The information set forth in Item 1.01 and in Item 1.02 under the heading “Termination of Guarantees of RAI Notes” of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

As a result of the closing of the Merger, a change in control of RAI occurred when Merger Sub merged with and into RAI, with RAI surviving as an indirect, wholly owned subsidiary of BAT.

BAT financed the cash portion of the Merger Consideration—totaling approximately $24.0 billion—and related fees and expenses in connection with the transactions contemplated by the Merger Agreement with drawings under the acquisition facility, pursuant to the term loan facilities agreement, dated as of January 16, 2017, among B.A.T. International Finance p.l.c., referred to as BATIF, and B.A.T Capital Corporation, referred to as BATCAP, as original borrowers, BAT, as guarantor, HSBC Bank plc, as agent, HSBC Bank USA, National Association, as U.S. agent and the lenders and financial institutions party thereto. It is currently expected that the funded acquisition facility will be refinanced by bond issuances in due course.

Pursuant to Section 6.17 of the Merger Agreement, the BAT board of directors appointed Luc Jobin, Holly Keller Koeppel and Lionel L. Nowell, III to the BAT board of directors as of the Effective Time.

The information set forth in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

In connection with the Merger and pursuant to the Merger Agreement, each member of the RAI board of directors resigned as of the Effective Time. The members of RAI’s board of directors immediately prior to the Effective Time were: Jerome B. Abelman, John A. Boehner, Susan M. Cameron, Debra A. Crew, Martin D. Feinstein, Luc Jobin, Murray S. Kessler, Holly K. Koeppel, Jean-Mark Lévy, Nana Mensah, Lionel L. Nowell, III, Ricardo Oberlander, Ronald S. Rolfe and John J. Zillmer. In connection with the Merger and pursuant to Section 1.07 of the Merger Agreement, as of the Effective Time, the following individuals, who were the directors of Merger Sub immediately prior to the Effective Time, became the directors of RAI: L. Brent Cotton and Michael J. Walter. Following the closing of the Merger, Debra A. Crew, McDara P. Folan, III, and Martin L. Holton III were appointed to the RAI board of directors effective as of 11:59 p.m. New York City time on the Closing Date. L. Brent Cotton and Michael J. Walter have each submitted a letter providing for their resignations as directors of RAI effective as of 11:59 p.m. New York City time on the Closing Date.

Andrew D. Gilchrist, as Executive Vice President and Chief Financial Officer of RAI and as a Named Executive Officer and Principal Financial Officer of RAI, has indicated that he intends to resign from his positions on August 4, 2017.

Transition Agreements

On July 24, 2017, in connection with and contingent upon the closing of the Merger, RAI entered into a transition agreement, each referred to as a Transition Agreement and collectively the Transition Agreements, with each of Andrew D. Gilchrist, RAI’s Executive Vice President and Chief Financial Officer, and Martin L. Holton III, RAI’s Executive Vice President, General Counsel and Assistant Secretary. The Transition Agreements modify certain terms of Mr. Gilchrist’s and Mr. Holton’s letter agreements with RAI, each dated November 12, 2007, regarding special severance benefits and change of control protections. These two original letter agreements are referred to as the 2/3 Agreements. Similar transition agreements were entered into with certain of RAI’s other executive officers.

The Transition Agreements provide that, following the closing of the Merger, RAI or an affiliate or successor of RAI, collectively referred to as the Company throughout this Item 5.02, will continue Mr. Gilchrist’s or Mr. Holton’s, as applicable, service until August 4, 2017 or December 31, 2018, respectively, each referred to as the Departure Date. The Transition Agreements provide that the applicable Departure Date can be deferred to a later date if mutually agreed to by the Company and Mr. Gilchrist or Mr. Holton, as applicable. The period beginning on the Closing Date, and ending on the applicable Departure Date is referred to as the Transition Period.

In addition to certain non-material clarification and consistency changes, the modifications to the 2/3 Agreements contained in the Transition Agreements are as described below. Prior to the modifications described below, each 2/3 Agreement provided that, in general, a termination of employment entitling Mr. Gilchrist or Mr. Holton, as applicable, to “Special Severance Benefits” (as defined in the 2/3 Agreements) would occur only upon, as applicable, a termination of Mr. Gilchrist’s or Mr. Holton’s employment by RAI without “Cause” (as defined in the 2/3 Agreements), by Mr. Gilchrist or Mr. Holton for “General Good Reason” (as defined in the 2/3 Agreements), or, within the 24-month period following a change of control such as the Merger, by Mr. Gilchrist or Mr. Holton for “Change of Control Good Reason” (as defined in the 2/3 Agreements and which Mr. Gilchrist and Mr. Holton could claim as of the Effective Time).

•	The Transition Agreements provide that any termination of Mr. Gilchrist’s or Mr. Holton’s employment, as applicable, other than for Cause, during the applicable Transition Period, will be a termination of employment entitling Mr. Gilchrist or Mr. Holton (or, in the event of Mr. Gilchrist’s or Mr. Holton’s death, Mr. Gilchrist’s or Mr. Holton’s estate or Pension Beneficiaries (as defined in the Transition Agreements)), as applicable, to Special Severance Benefits under the 2/3 Agreements.

•	The Transition Agreements provide that upon a termination of employment entitling Mr. Gilchrist or Mr. Holton, as applicable, to Special Severance Benefits under the 2/3 Agreements, subject to the execution of a release of claims, the Company will provide the following payments and benefits to Mr. Gilchrist or Mr. Holton (or, in the event of Mr. Gilchrist’s or Mr. Holton’s death, Mr. Gilchrist’s or Mr. Holton’s estate or Pension Beneficiary), as applicable (subject to applicable withholding):

•	A lump-sum cash payment equal to two times base salary plus target bonus at the time of such termination, referred to as the Base Severance Amount;

•	Continued coverage of Mr. Gilchrist or Mr. Holton, and each of his eligible dependents, as applicable, under the Company’s medical, life, dental and vision insurance benefit plans during the three-year period following the date of such termination, referred to as the Post-Termination Period, at the same cost structure as for active employees;

•	A lump-sum cash payment equal to the matching contributions and/or retirement enhancement contributions (if any) that would have been contributed by the Company under any RAI qualified defined contribution plan and nonqualified defined contribution plan if Mr. Gilchrist or Mr. Holton, as applicable, had continued employment with the Company during the Post-Termination Period, calculated based on the Base Severance Amount and as if Mr. Gilchrist or Mr. Holton, as applicable, would have been entitled to the maximum matching contributions during the Post-Termination Period;

•	An additional defined benefit pension plan benefit determined as if Mr. Gilchrist or Mr. Holton, as applicable, had continued employment during the Post-Termination Period, calculated based on the Base Severance Amount;

•	If eligible as of the date of such termination, additional age and service credit towards eligibility for retiree health and life insurance coverage determined as if Mr. Gilchrist or Mr. Holton, as applicable, had continued employment during the Post-Termination Period;

•	A lump-sum cash payment equal to the annual executive supplemental payment that would have been made to Mr. Gilchrist or Mr. Holton, as applicable, during the Post-Termination Period;

•	A lump-sum cash payment equal to the maximum contributions the Company would have made to Mr. Gilchrist’s or Mr. Holton’s notional account, as applicable, under the Company’s MedSave plan during the Post-Termination Period; and

•	Continued participation during the Post-Termination Period in any of the Company’s voluntary, employee pay-all plans or programs that Mr. Gilchrist or Mr. Holton, as applicable, participate in on the date of such termination.

•	The Transition Agreements provide that any termination of employment entitling Mr. Gilchrist or Mr. Holton, as applicable, to Special Severance Benefits under the 2/3 Agreements would be considered a termination of employment entitling Mr. Gilchrist or Mr. Holton, as applicable, to severance benefits for purposes of any annual bonus or equity arrangements of the Company that provide special benefits upon such a termination.

•	The Transition Agreements provide that the Company will pay to Mr. Gilchrist or Mr. Holton, or Mr. Gilchrist’s or Mr. Holton’s eligible dependents, estate, or Pension Beneficiary, as applicable, all legal and accounting fees as incurred in seeking to obtain or enforce any right or benefit under the Transition Agreement, unless the claim is determined to be frivolous.

•	As a condition to entering into each of their 2/3 Agreements, each of Mr. Gilchrist and Mr. Holton executed a restrictive covenants agreement, covering non-competition, non-disclosure and cooperation matters, that will apply for a three-year period following a termination of Mr. Gilchrist’s or Mr. Holton’s employment, as applicable. Payments under the Transition Agreements are subject to a reaffirmation of such restrictive covenant obligations following a termination of employment.

The foregoing description of the Transition Agreements does not purport to be a complete description of the terms of the Transition Agreements, and is qualified in all respects by reference to the complete text of the form Transition Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, RAI filed with the Secretary of State of the State of North Carolina the articles of merger relating to the Merger. At the Effective Time, the Restated Articles of Incorporation of Reynolds American Inc., as amended, as in effect immediately prior to the Effective Time, referred to as the Restated Articles of Incorporation of RAI, remained the articles of incorporation of RAI as the surviving corporation in the Merger, except that the Restated Articles of Incorporation were amended to provide for a minimum of one director instead of a minimum of nine directors. In addition, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of RAI as the surviving corporation in the Merger, except that all references to Merger Sub were replaced with the name of RAI.

After the Effective Time on the Closing Date, RAI further amended the Restated Articles of Incorporation of RAI, referred to as the Amended and Restated Articles of Incorporation of RAI, and the bylaws of RAI, referred to as the Second Amended and Restated Bylaws of RAI.

A copy of the Amended and Restated Articles of Incorporation of RAI is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein, and a copy of the Second Amended and Restated Bylaws of RAI is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information regarding the Merger and the Merger Agreement set forth in Item 2.01 of this Current Report on 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 16, 2017, among British American Tobacco p.l.c., BATUS Holdings Inc., Flight Acquisition Corporation and Reynolds American Inc. (incorporated by reference to Exhibit 2.1 to Reynolds American Inc.’s Form 8-K, dated January 17, 2017) and Amendment to Agreement and Plan of Merger, dated as of June 8, 2017, among British American Tobacco p.l.c., BATUS Holdings Inc., Flight Acquisition Corporation and Reynolds American Inc. (incorporated by reference to Exhibit 2.1 to Reynolds American Inc.’s Form 8-K, dated June 8, 2017).

3.1	Amended and Restated Articles of Incorporation of Reynolds American Inc., dated July 25, 2017.

3.2	Second Amended and Restated Bylaws of Reynolds American Inc., dated July 25, 2017.

4.1	Fifth Supplemental Indenture, dated July 25, 2017, to Reynolds American Inc. Indenture dated May 31, 2006.

Exhibit No.	Description

4.2	Sixth Supplemental Indenture, dated July 25, 2017, to Reynolds American Inc. Indenture dated May 31, 2006.

4.3	Ninth Supplemental Indenture, dated July 25, 2017, to R. J. Reynolds Tobacco Company Indenture dated June 23, 2009.

4.4	Guarantee Agreement of British American Tobacco p.l.c. dated July 25, 2017 related to the Ninth Supplemental Indenture, dated July 25, 2017, to R. J. Reynolds Tobacco Company Indenture dated June 23, 2009.

10.1	Form of Transition Agreement between Reynolds American Inc. and the executive officer named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 25, 2017

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 16, 2017, among British American Tobacco p.l.c., BATUS Holdings Inc., Flight Acquisition Corporation and Reynolds American Inc. (incorporated by reference to Exhibit 2.1 to Reynolds American Inc.’s Form 8-K, dated January 17, 2017) and Amendment to Agreement and Plan of Merger, dated as of June 8, 2017, among British American Tobacco p.l.c., BATUS Holdings Inc., Flight Acquisition Corporation and Reynolds American Inc. (incorporated by reference to Exhibit 2.1 to Reynolds American Inc.’s Form 8-K, dated June 8, 2017).

3.1	Amended and Restated Articles of Incorporation of Reynolds American Inc., dated July 25, 2017.

3.2	Second Amended and Restated Bylaws of Reynolds American Inc., dated July 25, 2017.

4.1	Fifth Supplemental Indenture, dated July 25, 2017, to Reynolds American Inc. Indenture dated May 31, 2006.

4.2	Sixth Supplemental Indenture, dated July 25, 2017, to Reynolds American Inc. Indenture dated May 31, 2006.

4.3	Ninth Supplemental Indenture, dated July 25, 2017, to R. J. Reynolds Tobacco Company Indenture dated June 23, 2009.

4.4	Guarantee Agreement of British American Tobacco p.l.c. dated July 25, 2017 related to the Ninth Supplemental Indenture, dated July 25, 2017, to R. J. Reynolds Tobacco Company Indenture dated June 23, 2009.

10.1	Form of Transition Agreement between Reynolds American Inc. and the executive officer named therein.